Exhibit 4.1

SUBORDINATED NOTE

THE INDEBTEDNESS OF ALERUS FINANCIAL CORPORATION (“BORROWER”) EVIDENCED BY THIS SUBORDINATED NOTE, INCLUDING THE PRINCIPAL AND INTEREST SHALL BE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ITS OBLIGATIONS TO ITS DEPOSITORS, ITS OBLIGATION UNDER BANKERS’ ACCEPTANCES AND LETTERS OF CREDIT, AND ITS OBLIGATIONS TO ITS OTHER GENERAL CREDITORS, EXCEPT SUCH OTHER CREDITORS HOLDING OBLIGATIONS OF BORROWER RANKING ON A PARITY WITH OR JUNIOR TO THIS SUBORDINATED NOTE, BUT INCLUDING ITS OBLIGATIONS TO THE FEDERAL RESERVE BANK, FDIC, AND ANY RIGHT ACQUIRED BY THE FDIC AS A RESULT OF LOANS MADE BY THE FDIC TO BORROWER OR THE PURCHASE OR GUARANTEE OF ANY OF ITS ASSETS BY THE FDIC PURSUANT TO THE PROVISIONS OF 12 U.S.C. SECTION 1823 (C), (D) OR (E), WHETHER NOW OUTSTANDING OR HEREAFTER INCURRED.  IN THE EVENT OF ANY INSOLVENCY, RECEIVERSHIP, CONSERVATORSHIP, REORGANIZATION, READJUSTMENT OF DEBT, MARSHALING OF ASSETS AND LIABILITIES OR SIMILAR PROCEEDINGS OR ANY LIQUIDATION OR WINDING UP OF OR RELATING TO BORROWER, WHETHER VOLUNTARY OR INVOLUNTARY, ALL SUCH OBLIGATIONS SHALL BE ENTITLED TO BE PAID IN FULL BEFORE ANY PAYMENT SHALL BE MADE ON ACCOUNT OF THE PRINCIPAL OF OR INTEREST, ON THE NOTE.  IN THE EVENT OF ANY SUCH PROCEEDINGS, AFTER PAYMENT IN FULL OF ALL SUMS OWING ON SUCH PRIOR OBLIGATIONS, THE HOLDER, OF THE SUBORDINATED NOTE, TOGETHER WITH ANY OBLIGATIONS OF BORROWER RANKING ON A PARITY WITH THE NOTE, SHALL BE ENTITLED TO BE PAID FROM THE REMAINING ASSETS OF BORROWER THE UNPAID PRINCIPAL THEREOF AND INTEREST BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY, OR OTHERWISE, SHALL BE MADE ON ACCOUNT OF ANY CAPITAL STOCK OR ANY OBLIGATIONS OF BORROWER RANKING JUNIOR TO THE NOTE.  NOTHING HEREIN SHALL IMPAIR THE OBLIGATION OF BORROWER, WHICH IS ABSOLUTE AND UNCONDITIONAL, TO PAY THE PRINCIPAL OF AND INTEREST ON THE NOTE ACCORDING TO ITS TERMS.

THIS OBLIGATION IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS AND THE CLAIMS OF GENERAL AND SECURED CREDITORS OF BORROWER, IS INELIGIBLE AS COLLATERAL FOR A LOAN BY BORROWER OR ANY OF ITS SUBSIDIARIES AND IS NOT SECURED.

THIS SUBORDINATED NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.  THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS.  NEITHER THIS SUBORDINATED NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IT IS NOT INSURED

BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND.

Certificate Number 1
$50,000,000	March 30, 2021

FOR VALUE RECEIVED, the undersigned, Alerus Financial Corporation, a Delaware corporation (“Borrower”), hereby promises to pay to the order of The Bank of North Dakota doing business as the State of North Dakota, or any holder hereof from time to time (“Lender”), at such place as may be designated in writing by Lender, the principal sum of $50,000,000 with interest thereon as hereinafter provided.  This Subordinated Note (this “Subordinated Note”) is issued pursuant to the terms of that certain Subordinated Note Purchase Agreement of even date herewith by and between Borrower and Lender (as may be amended, restated, supplemented or modified from time to time, the “Agreement”).  All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

Subject to prior regulatory approval, if applicable, all accrued interest and unpaid principal and other amounts due and payable under this Subordinated Note shall be paid in full on or before the Maturity Date.  The outstanding unpaid principal balance of this Subordinated Note shall be payable in one installment on the Maturity Date.  The unpaid principal amount outstanding under this Subordinated Note from time to time shall bear interest before maturity in accordance with the Agreement.

Whenever any payment to be made under this Subordinated Note shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.  There shall be no penalties or other charges payable by Borrower to Lender hereunder other than those payments described in this Subordinated Note or in the Agreement.  Borrower may prepay all or, from time to time, part of the outstanding unpaid principal balance under this Subordinated Note in accordance with the Agreement.  Under current applicable regulations, Borrower is not required to obtain approval of the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Minneapolis or other primary regulator prior to redeeming or retiring any part of its obligations hereunder (including payment at maturity, or pursuant to acceleration clause or prepayment prior to maturity).  Notwithstanding the immediately preceding sentence, Borrower agrees that if it is required in the future to obtain approval prior to redeeming or retiring any part of its obligations hereunder, Borrower will obtain such approval.  Borrower further acknowledges that Lender shall have no responsibility to verify whether Borrower has obtained any requisite approval for any such repayment.

The indebtedness of Borrower evidenced by this Subordinated Note, including the principal and interest, shall be subordinate and junior in right of payment to Borrower’s obligations to its depositors, and its other obligations to its general and secured creditors, except such other creditors holding obligations of Borrower ranking on a parity with or junior to this Subordinated Note, if any.  This Subordinated Note is ineligible as collateral for any loan made by Borrower.

If the Lender is a depository institution, Lender expressly waives any right of offset it may have against Borrower.

In the event of any dissolution, liquidation or winding up of Borrower, whether voluntary or involuntary, all obligations to Borrower’s depositors, general creditors and secured creditors, except such creditors holding obligations of Borrower ranking on a parity with or junior to this Subordinated Note, if any, shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on this Subordinated Note.  In the event of any such proceeding, after payment in full of all such sums owing with respect to such prior obligations, Lender, together with the holders of any obligations of Borrower ranking on a parity with this Subordinated Note, shall be entitled to be paid, from the remaining assets of Borrower, the unpaid principal and interest of this Subordinated Note or such obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligation of Borrower ranking junior to this Subordinated Note.

If an Event of Default shall occur, Lender shall have the rights set forth in the Agreement.

No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Subordinated Note or any of the other Transaction Documents shall constitute a waiver of any breach, default or failure of condition under this Subordinated Note, the Agreement or any of the other Transaction Documents or the obligations secured thereby.  A waiver of any term of this Subordinated Note or any of the other Transaction Documents or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.  In the event of any inconsistencies between the terms of this Subordinated Note and the terms of any other document related to the Facility evidenced by this Subordinated Note, other than the Agreement, the terms of this Subordinated Note shall prevail.

Except as otherwise provided in the Agreement, Borrower expressly waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of late charges, and diligence in taking any action to collect any sums owing under this Subordinated Note.

Time is of the essence with respect to every provision hereof.  This Subordinated Note shall be construed and enforced in accordance with the laws of the State of North Dakota, except to the extent that federal laws preempt the laws of the State of North Dakota, and all persons and entities in any manner obligated under this Subordinated Note consent to the jurisdiction set forth in the Agreement.  Any reference contained herein to attorneys’ fees and expenses shall be deemed to mean reasonable fees and expenses (but to exclude all reasonable fees and expenses of in-house or staff attorneys).

All agreements between Borrower and Lender (including, without limitation, this Subordinated Note and the Agreement, and any other documents securing all or any part of the indebtedness evidenced hereby) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under applicable law.  If, from any circumstances whatsoever, fulfillment of any provision hereof, the Agreement or any other documents securing all or any part of the indebtedness evidenced hereby at the time performance of such provisions shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such applicable laws, and if, for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal of this Subordinated Note (whether or not then due and payable) and not to the payment of interest or refunded to Borrower if such principal has been paid in full.

Lender may sell, assign, pledge or otherwise transfer or encumber any or all of its interest under this Subordinated Note at any time and from time to time; provided, however, that, unless an Event of Default is continuing, the prior written consent of Borrower, not to be unreasonably withheld or delayed, is required for any sale or assignment of this Subordinated Note; provided further however, that no such consent is required in connection with Lender’s transfer to any of Lender’s Affiliates or Subsidiaries.  In the event of a transfer, all terms and conditions of this Subordinated Note shall be binding upon and inure to the benefit of the transferee after such transfer; provided, however, that Borrower shall have no obligation hereunder to any such transferee unless and until any transfer of this Subordinated Note is recorded on the books and records of Borrower.

Upon receipt of notice from Lender advising Borrower of the loss, theft, destruction or mutilation of this Subordinated Note, Borrower shall, execute and deliver in lieu thereof a new Subordinated Note in principal amount equal to the unpaid principal amount of such lost, stolen, destroyed or mutilated Subordinated Note, dated the date to which interest has been paid on such lost, stolen, destroyed or mutilated Subordinated Note.

Any notice which either party hereto may be required or may desire to give hereunder shall be governed by the notice provisions of the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Subordinated Note or caused this Subordinated Note to be executed by its duly authorized representative as of the date first above written.

Alerus Financial Corporation

By:
	Name:	Katie A. Lorenson
	Title:	Executive Vice President and Chief Financial Officer